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                                                                   Exhibit - 4.3

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

                                    WARRANT

                   TO PURCHASE 17,000 SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.
                          ARIZONA TIME, APRIL 13, 2004

                      INTEGRATED INFORMATION SYSTEMS, INC.

                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF ARIZONA

     This certifies that, for value received, Herzog Heine Geduld, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Integrated Information Systems, Inc., an Arizona corporation (the "Company"), at any time during the period commencing at 9:00 a.m., Arizona time, on April 14, 1999 and before 5:00 p.m., Arizona time, on April 13, 2004, at the purchase price (the "Warrant Price") of $2.00 per Share, the number of shares of Common Stock of the Company set forth above. The number of shares purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth below.

     In case the Company (i) declares or pays a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of the Common Stock into a greater number of shares, or (iii) combines the outstanding shares of the Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such action shall be adjusted so that the Warrantholder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of Common Stock of the Company which the Warrantholder would have owned immediately following such action if the Warrantholder had exercised this Warrant immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate and simultaneous payment of the
Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.
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     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the number of shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as are evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants.

     This Warrant certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                            INTEGRATED INFORMATION SYSTEMS, INC.

                                            By: /s/ James Garvey, Jr.
                                               ---------------------------------
                                               James Garvey, Jr.
                                               Its: President and Chief
                                                    Executive Officer

ATTEST:

Scott Sommer, Secretary
Dated: April 13, 1999

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